UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) Of the Securities and Exchange Act Of 1934

November 3, 2006
Date of Report (Date of earliest event reported)

WATSON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-13305	95-3872914
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

311 Bonnie Circle
Corona, California		92880
(Address of principal executive offices)		(Zip Code)

(951) 493-5300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry Into a Material Definitive Agreement.

On November 3, 2006, Watson Pharmaceuticals, Inc. (“Watson”) entered into a Senior Credit Facility (the “Credit Agreement”) with Canadian Imperial Bank of Commerce, acting through its New York agency, as Administrative Agent, Wachovia Capital Markets, LLC, as Syndication Agent, and a syndicate of banks (collectively, the “Lenders”).  The Credit Agreement provides an aggregate of $1.15 billion of senior financing to Watson, consisting of a $500 million revolving credit facility (“Revolving Facility”) and a $650 million senior term loan facility (“Term Facility”).  The Credit Agreement was entered into in connection with Watson’s business combination with Andrx Corporation (“Andrx”) (refer to Item 2.01 Completion of Acquisition or Disposition of Assets) which was completed on November 3, 2006 (the “Acquisition”).

The Credit Agreement has a five year term and will bear interest equal to LIBOR plus 0.75% (subject to certain adjustments).  The indebtedness under the Credit Agreement is guaranteed by Watson’s material domestic subsidiaries.  The terms of the Credit Agreement provide that the Revolving Facility can draw a maximum of $225 million of the $500 million facility on the closing date of the Acquisition.  The remainder under the Revolving Facility is available for working capital and other general corporate requirements subject to the satisfaction of certain conditions.  The terms of the Credit Agreement require that the entire amount under the Term Facility be drawn on the closing date of the Acquisition.  With certain exceptions, quarterly principal payments of $25 million will be required on the Term Facility, under the terms of the Credit Agreement, beginning March 31, 2007 with the remainder due on maturity.  Indebtedness under the Credit Agreement may be pre-payable, and commitments reduced at the election of Watson without premium (subject to certain conditions).

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement attached as Exhibit 10.1 and incorporated herein by reference.

Item 1.02          Termination of a Material Definitive Agreement.

On November 3, 2006, in connection with Watson entering into the Credit Agreement (refer to Item 1.01 Entry Into a Material Definitive Agreement), we terminated our five-year, $300 million senior, unsecured revolving credit facility with Wachovia Bank N.A., Bank of America, N.A., CIBC World Markets Corp., Lehman Commercial Paper, Inc. and Morgan Stanley Bank for nominal termination fees which was originally entered into in May 2003.

Item 2.01          Completion of Acquisition or Disposal of Assets.

On November 3, 2006, Watson completed the Acquisition of Andrx pursuant to the Agreement and Plan of Merger, entered into by Watson, Andrx and Water Delaware, Inc., a wholly-owned subsidiary of Watson dated as of March 12, 2006 (the “Merger Agreement”), as amended on July 7, 2006 .  The Acquisition was effected through the merger of Water Delaware, Inc. with and into Andrx, with Andrx surviving as a wholly-owned subsidiary of Watson.  Under the terms of the Merger Agreement, each outstanding share of Andrx common stock was converted into the right to receive $25 in cash for total consideration of approximately $1.83 billion.  In addition, all outstanding options to purchase Andrx common stock and all outstanding Andrx restricted stock units were cancelled in exchange for an aggregate payment made to the holders of such options and restricted stock units of approximately $42 million.  Watson announced the completion of the Acquisition in a press release dated November 6, 2006, a copy of which is filed as Exhibit 99.3.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 3, 2006, Watson borrowed $650 million under the Term Facility of the Credit Facility.  No advances were made under the Revolving Facility on November 3, 2006.  The description of the Credit Facility in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(a)         Financial Statements of Businesses Acquired

The audited consolidated balance sheets of Andrx as of December 31, 2005 and December 31, 2004 and related consolidated statements of income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005 previously filed by Andrx on Form 10-K with the U.S. Securities and Exchange Commission on March 16, 2006 (as amended on Form 10-K/A on May 1, 2006) are filed as Exhibit 99.1 to this Report.  The unaudited condensed consolidated balance sheets as of June 30, 2006 and December 31, 2005 and related condensed consolidated statements of operations for the three and six months ended June 30, 2006 and 2005 and condensed consolidated statements of cash flows for the six months ended June 30, 2006 and 2005 of Andrx are filed as Exhibit 99.2 to this Report.

(b)         Pro Forma Financial Information

The unaudited pro forma condensed combined financial information reflecting the acquisition of Andrx by Watson will be filed by amendment no later than 71 days from the date of this Current Report .

(c)          Shell Company Transactions

Not applicable.

(d)         Exhibits

The following exhibits are furnished as part of this Report:

Exhibit
Number	Description

10.1

Senior Credit Facility with Canadian Imperial Bank of Commerce, acting through its New York agency, as Administrative Agent, Wachovia Capital Markets, LLC, as Syndication Agent, and a syndicate of banks dated November 3, 2006.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
99.1	Audited financial statements listed in item 9.01 (a) above.
99.2	Unaudited interim financial statements listed in 9.01 (a) above.
99.3	Press release titled “Watson Completes Acquisition of Andrx”, dated November 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2006	WATSON PHARMACEUTICALS, INC.

	By:	/s/ R. Todd Joyce
R. Todd Joyce
Vice President - Corporate Controller and
Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Senior Credit Facility with Canadian Imperial Bank of Commerce, acting through its New York agency, as Administrative Agent, Wachovia Capital Markets, LLC, as Syndication Agent, and a syndicate of banks dated November 3, 2006.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
99.1	Audited financial statements of Andrx Corporation for the fiscal year ended December 31, 2005.
99.2	Unaudited interim financial statements of Andrx Corporation for the six months ended June 30, 2006.
99.3	Press Release titled “Watson Completes Acquisition of Andrx” dated November 6, 2006.